UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2012

ARTIFICIAL LIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15/F., Somptueux Central, 52-54 Wellington Street, Central, Hong Kong
(Address of principal executive offices)

(+852) 3102-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

On March 28, 2012, Artificial Life, Inc. (the “Company”) announced today that its Board of Directors and its Independent Audit Committee has approved the filing of a Form 15 by the Company with the U.S. Securities and Exchange Commission to voluntarily deregister its common shares under the Securities Exchange Act of 1934.  The Company intends to file the Form 15 with the SEC on or about March 30, 2012.

The Company is eligible to deregister its common shares because it had fewer than 300 holders of record of its common shares at the beginning of its current fiscal year. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

The Company’s Board of Directors and its Independent Audit Committee made this decision after careful considerations and review of the cumulative costs and pros and cons of being an SEC registered company. The Company believes that currently the incremental cost of compliance with general SEC regulations and Sarbanes-Oxley and other reporting requirements does not provide a discernible benefit to the Company and its shareholders and is currently not commercially justifiable.

The Company has been charged more than USD 450,000 and USD 850,000 for auditor fees and related legal fees for the fiscal year 2010 and 2011, respectively. Therefore, the savings derived from the deregistration are expected to be significant. The deregistration will also allow management to devote more time and resources to build up the business, to implement its new investment business model, to support its existing promising subsidiaries like Artificial Life Investments, Alife Studios and Green Cortex, to make new investments and to focus on its law suits against KPMG and others.

In addition management is intending to improve and solidify the Company’s financial basis by licensing its assets, by establishing credit lines and by raising new funds for growth and acquisitions. The goal of management for the next quarters is to increase shareholder value and to substantially increase the market value of its equity.

Since June 17, 2011, the Company’s shares are listed on the Pink Sheets segment and the Company expects that they remain being traded there after deregistration. Although no longer required by the SEC after deregistration, the Company presently intends to provide performance data from time to time to the public and its shareholders. There can be no assurance, however that the Company will continue to provide such information in the future or that its common shares will continue to be quoted on the Pink Sheets after deregistration of the common shares.

The Company may elect to register its shares again with the SEC or other foreign regulatory authorities at a later point in time after the new business model has been fully implemented and the market value of its equity has resumed higher levels .

On March 28, 2012, the Company issued a press release announcing the filing of Form 15 described above. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated March 28, 2012, announcing its intention to file Form 15 and deregister its shares under the U.S. Securities Exchange Act of 1934

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artificial Life, Inc.

March 28, 2012

By: /s/ EBERHARD SCHONEBURG

Eberhard Schoneburg,
Chief Executive Officer and

Chief Financial Officer